Exhibit 21

Crane Co.
Exhibit 21 to FORM 10-K
Annual Report for the Year Ended December 31, 2020
Subsidiaries of Registrant

The following is a list of the subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements.

"CPI-Kiev" LLC	Ukraine
ARDAC Inc.	Ohio
Armature d.o.o.	Slovenia
Automatic Products (UK) Ltd.	UK
Barksdale GmbH	Germany
Barksdale, Inc.	Delaware
CA-MC Acquisition UK Ltd.	UK
Coin Controls International Ltd.	UK
Coin Holdings Ltd.	UK
Coin Industries Ltd.	UK
Coin Overseas Holdings Ltd.	UK
Coin Pension Trustees Ltd.	UK
CR Holdings C.V.	Netherlands
Crane & Co., Inc.	Massachusetts
Crane (Asia Pacific) Pte. Ltd.	Singapore
Crane AB	Sweden
Crane Aerospace, Inc.	Delaware
Crane Australia Pty. Ltd.	Australia
Crane Canada Co.	Canada
Crane Composites Ltd.	UK
Crane Composites, Inc.	Delaware
Crane Controls, Inc.	Delaware
Crane Currency Malta Holding Ltd.	Malta
Crane Currency Malta Ltd.	Malta
Crane Currency Malta Property Ltd.	Malta
Crane Currency Netherlands Holdings B.V.	Netherlands
Crane Currency US, LLC	Massachusetts
Crane Dutch Holdings B.V.	Netherlands
Crane Electronics Corporation	Taiwan
Crane Electronics, Inc.	Delaware
Crane Environmental Inc.	Delaware
Crane European Financing LLC	Delaware
Crane Fengqiu (Zhejiang) Pump Company Limited	China (4.9%)
Crane Fluid & Gas Systems (Suzhou) Co. Ltd.	China
Crane Global Holdings S.L.	Spain
Crane Holding AB	Sweden
Crane Holdings (Germany) GmbH	Germany
Crane Instrumentation & Sampling, Inc.	New York
Crane International Capital S.a.r.l.	Luxembourg
Crane International Holdings, Inc.	Delaware
Crane International Trading (Beijing) Co. Ltd.	China
Crane Ireland Ventures Designated Activity Company	Ireland
Crane Ltd.	UK
Crane Merchandising Systems Ltd.	UK
Crane Merchandising Systems, Inc.	Delaware
Crane Merger Co. LLC	Delaware

Crane Middle East & Africa FZE	UAE
Crane Netherlands Holdings B.V.	Netherlands
Crane Ningjin Valve Co., Ltd.	China
Crane Nuclear, Inc.	Delaware
Crane Overseas, LLC	Delaware
Crane Payment Innovations AG	Switzerland
Crane Payment Innovations GmbH	Germany
Crane Payment Innovations International Ltd.	UK
Crane Payment Innovations Ltd.	UK
Crane Payment Innovations Pty Ltd.	Australia
Crane Payment Innovations S.a.r.l.	France
Crane Payment Innovations S.r.l.	Italy
Crane Payment Innovations, Inc.	Delaware
Crane Pension Trustee Company (UK) Limited	UK
Crane Process Flow Technologies (India) Pvt. Ltd.	India
Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies Ltd.	UK
Crane Process Flow Technologies S.P.R.L.	Belgium
Crane Process Flow Technologies S.r.l.	Italy
Crane Pumps and Systems, Inc.	Delaware
Crane Resistoflex GmbH	Germany
Crane Saudi Limited Liability Company	Saudi Arabia
Crane SC Holdings Ltd.	UK
Crane Security Technologies, Inc.	New Hampshire
Crane Stockham Valve Ltd.	UK
Crane Yongxiang (Ningbo) Valve Company Ltd.	China (4.9%)
Croning Livarna d.o.o.	Slovenia
Cummins Illinois, Inc.	Illinois
Cummins-Allison Corp.	Indiana
Cummins-Allison GmbH	Germany
Cummins-Allison Investment Co.	Delaware
Cummins-Allison Ireland Ltd.	Ireland
Cummins-Allison Limited	Delaware
Cummins-Allison Pty Ltd.	Australia
Cummins-Allison SAS	France
Cummins-Allison ULC	Canada
Delta Fluid Products Ltd.	UK
Dopak, Inc.	Texas
Dovianus B.V.	Netherlands
ELDEC Corporation	Washington
ELDEC France S.A.R.L	France
Exbrownall Ltd.	UK
Exrhodes Ltd.	UK
Flow Technology Inc.	Ohio
Friedrich Krombach GmbH Armaturenwerke	Germany
Hattersly Newman Hender Ltd.	UK
Hydro-Aire, Inc.	California
Inta-Lok Ltd.	UK
Interpoint U.K. Limited	UK
MCC Holdings, Inc.	Delaware
MEI Australia LLC	Delaware
MEI Conlux Holdings (Japan), Inc.	Japan
MEI Conlux Holdings (US), Inc.	Delaware
MEI de Mexico LLC	Delaware
MEI Payment Systems Hong Kong Ltd.	Hong Kong
MEI Queretaro S. de R.L. de CV	Mexico

Merrimac Industries, Inc.	Delaware
Micro-Optic Films LLP	India
Money Controls Argentina SA	Argentina
Money Controls Holdings Ltd.	UK
Multi-Mix Microtechnology SRL	Costa Rica
NABIC Valve Safety Products Ltd.	UK
Nippon Conlux Co. Ltd.	Japan
Noble Composites, Inc.	Indiana
P.T. Crane Indonesia	Indonesia (51%)
Pegler Hattersly Ltd.	UK
Sperryn & Company Ltd.	UK
Terminal Manufacturing Co.	Delaware
Unidynamics / Phoenix, Inc.	Delaware
Viking Johnson Ltd.	UK
Visual Physics, LLC	Georgia
W.T. Armatur GmbH	Germany
Wade Couplings Ltd.	UK
Wask Ltd.	UK
Westlock Controls Corporation	Delaware
Xomox Chihuahua S.A. de C.V.	Mexico
Xomox Corporation	Ohio
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.S.	France
Xomox Hungary Manufacturing Limited Liability Company	Hungary
Xomox International GmbH & Co. OHG	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	South Korea
Xomox Sanmar Ltd.	India (49%)